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                                                               Exhibit 10.15


Siegfried

                                                  SIEGFRIED (USA), INC.
                                                  33 Industrial Park Road
                                                  Pennsville, NJ 08070
                                                  USA

                                                  +1 616-895-4553
                                                  +1 616-835-0321mobile
                                                  +1 419-710-5687 fax
                                                  scott.powers@siegfried-usa.com

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

January 26, 2005

Dr. John E. Bishop
Vice President, Pharmaceutical Sciences & Manufacturing
Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, MA 02142

Dear John:

Reference is made to the Development and Production Agreement for Active Pharmaceutical Ingredient between Siegfried (USA), Inc. and Siegfried Ltd. ("SIEGFRIED") and Momenta Pharmaceuticals, Inc. ("MOMENTA") dated October 10, 2003, as amended by Letter Agreements dated February 14, 2004, May 17, 2004 and September 29, 2004 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

MOMENTA hereby ratifies SIEGFRIED's engagement of the two subcontractors identified below in connection with the testing ("RAW MATERIAL TESTING") of certain raw materials used by SIEGFRIED in the manufacture of those quantities of the PRODUCT to be used by MOMENTA in support of the ANDA covering the PRODUCT. The RAW MATERIAL TESTING shall be deemed to have been conducted under the terms and conditions of the Agreement, with the following modifications:

     1. SIEGFRIED has contracted the services of [**] to perform (a) the USP testing of [**], as per the previously provided quotation and scope of work received from [**], and (b) the [**] testing of [**].
          SIEGFRIED had previously approved [**] as a contract laboratory per SIEGFRIED's internal procedures.

     2. SIEGFRIED has contracted the services of [**] to perform microbiological testing of [**] out of the facilities of [**]. SIEGFRIED had previously approved this facility of [**] as a contract laboratory per SIEGFRIED's internal procedures.

     3. MOMENTA shall pay SIEGFRIED the actual costs of RAW MATERIAL TESTING as invoiced by [**] and [**] plus [**] percent ([**]%) for administrative costs. Invoicing and payment shall


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          be in accordance with Section 10.1 of the Agreement. For purposes of
          Section 9.4 of the Agreement, the foregoing fee shall be attributed to RAW MATERIAL TESTING.

     4. SIEGFRIED will provide a copy of the [**] and [**] invoices for RAW MATERIAL TESTING when invoicing MOMENTA.

     5. SIEGFRIED shall remain primarily responsible to Momenta for the work of [**] and [**]. Further, SIEGFRIED represents and warrants to Momenta that it has or will have in place prior to (a) any final payment to [**], a binding agreement obligating [**] to terms and conditions comparable to those set forth in Sections 7 and 8 of the Agreement and sufficient in order for SIEGFRIED to comply with its obligations to MOMENTA under Sections 7 and 8 of the Agreement and (b) any final payment to [**], a binding agreement obligating [**] to terms and conditions comparable to those set forth in Sections 7 and 8 of the Agreement and sufficient in order for SIEGFRIED to comply with its obligations to MOMENTA under Sections 7 and 8 of the Agreement. Copies of such agreements shall be furnished to MOMENTA in order for MOMENTA to ascertain such compliance.

MOMENTA hereby consents to SIEGFRIED's engagement of the two subcontractors identified below in connection with the release and stability testing ("API RELEASE AND STABILITY TESTING") of those quantities of the PRODUCT to be used by MOMENTA in support of the ANDA covering the PRODUCT. The API RELEASE AND STABILITY TESTING shall be conducted under the terms and conditions of the Agreement, with the following modifications:

     6. SIEGFRIED shall contract the services of [**] to perform microbiological testing of the PRODUCT. Such testing shall be conducted (a) out of the facilities of [**] and (b) pursuant to a quotation and scope of work that will be furnished to and approved in advance by MOMENTA. SIEGFRIED has previously approved this facility of [**] as a contract laboratory per SIEGFRIED's internal procedures.

     7. SIEGFRIED shall contract the services of [**] to perform the release testing of the PRODUCT as per the previously provided quotation and scope of work received from [**]. The expedited services quoted therein by [**] shall be used by SIEGFRIED only if authorized by MOMENTA. In addition, SIEGFRIED shall contract the services of [**] to perform the stability testing of the PRODUCT. Such testing shall be conducted pursuant to a quotation and scope of work that will be furnished to and approved in advance by MOMENTA. SIEGFRIED has previously approved [**] as a contract laboratory per SIEGFRIED's internal procedures.

     8. MOMENTA shall pay SIEGFRIED the actual costs of API RELEASE AND STABILITY TESTING as invoiced by [**] and [**] plus [**]percent ([**]%) for administrative costs. Invoicing and payment shall be in accordance with Section 10.1 of the Agreement. For purposes of
          Section 9.4 of the Agreement, the foregoing fee shall be attributed to API RELEASE AND STABILITY TESTING.

     9. SIEGFRIED will provide a copy of the [**] and [**] invoices for API RELEASE AND STABILITY TESTING when invoicing MOMENTA.

     10. SIEGFRIED shall remain primarily responsible to Momenta for the work of [**] and [**]. Further, SIEGFRIED represents and warrants to Momenta that it has or will have in place prior to the commencement of any API RELEASE AND STABILITY TESTING by (a) [**] a binding agreement obligating [**] to terms and conditions comparable to those set forth in Sections 7 and 8


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          of the Agreement and sufficient in order for SIEGFRIED to comply with its obligations to MOMENTA under Sections 7 and 8 of the Agreement and
          (b) [**] a binding agreement obligating [**] to terms and conditions comparable to those set forth in Sections 7 and 8 of the Agreement and sufficient in order for SIEGFRIED to comply with its obligations to MOMENTA under Sections 7 and 8 of the Agreement. Copies of such agreements shall be furnished to MOMENTA in order for MOMENTA to ascertain such compliance. Further an advance copy of the quality agreement between [**] and SIEGFRIED shall be furnished to MOMENTA for comment by MOMENTA.

If the foregoing is in conformity with your understanding, please execute both copies of this Letter Agreement and return one fully executed copy to me.

Sincerely,

/s/ Scott Powers

Scott Powers


Offered by:

SIEGFRIED (USA), INC.


By:    /s/ Scott Powers              Date:   January 26, 2005
   -----------------------                -------------------

SIEGFRIED LTD.


By:  /s/ Dennis P. Bauer             Date:   January 27, 2005
   -----------------------                -------------------

Agreed and accepted:

MOMENTA PHARMACEUTICALS, INC.


By:  /s/ John E. Bishop              Date:   31 Jan 05
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